EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of Global Entertainment Holdings, Inc., a Nevada corporation (the "Company") on Form 10-K for the year ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Stanley Weiner, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Global Entertainment Holdings, Inc., and will be retained by Global Entertainment Holdings, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Date : April 24, 2012	By:	/s/ Stanley Weiner
Name Stanley Weiner
Title Chief Financial Officer